As filed with the Securities and Exchange Commission on July 3, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

QI Systems Inc.

(Exact name of registrant as specified in its Charter)

Delaware (State of incorporation of organization)	20-5126146 (I.R.S. Employer Identification No.)

609 Cheek Sparger Road, Suite 300 Colleyville, Texas, USA (Address of principal executive offices)	76034 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates: 333-130594

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The information required in response to this item is incorporated by reference to the description of capital stock in Registrant’s Registration Statement No. 333-130594 on Form S-4 (the “S-4 Registration Statement”).

Item 2. Exhibits.

1.             Registrant’s Certificate of Incorporation is attached as Exhibit 1.

2.             Registrant’s By-Laws are attached as Exhibit 2.

3.            Certificate representing shares of common stock of Registrant to be registered hereunder is incorporated by reference to Exhibit 4.1 to the S-4 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QI SYSTEMS INC.

Date: July 3, 2006

By: /s/ Steven R. Garman
Steven R. Garman, President and Chief
Executive Officer